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Exhibit 4.1

016570-- 003590--127C--RESTRICTED----4--057-423	[BARCODE]
ORDINARY SHARES NO PAR VALUE	ORDINARY SHARES THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY OR CHICAGO, IL
Certificate Number WWWW 00000000	Shares **600620****** ***600620***** ****600620**** *****600620*** ******600620**

CUSIP Y93691 10 6 SEE REVERSE FOR CERTAIN DEFINITIONS

[VERIGY LOGO]

VERIGY LTD.

INCORPORATED IN THE REPUBLIC OF SINGAPORE UNDER THE COMPANIES ACT, CHAPTER 50

THIS CERTIFIES THAT	MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

is the registered holder of	* * * SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY* * *

FULLY PAID ORDINARY SHARES NO PAR VALUE PER SHARE, OF

VERIGY LTD. subject to the Memorandum and Articles of Association of the Corporation and transferable on the Register of Members of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate and the form of share transfer on the reverse side properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

GIVEN UNDER the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Chairman	[SEAL]	DATED «Month Day, Year» COUNTERSIGNED AND REGISTERED: COMPUTERSHARE INVESTOR SERVICES, LLC. (CHICAGO) TRANSFER AGENT AND REGISTRAR,
Chief Executive Officer		By	AUTHORIZED SIGNATURE

[VERIGY LOGO]

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

[BARCODE]

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345
Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

VERIGY LTD.

THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED AND THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF PREFERENCE SHARES SO FAR AS THE SAME HAVE BEEN FIXED AND DETERMINED AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—
TEN ENT	—	as tenants by the entireties	Custodian
JT TEN	—	as joint tenants with right of	(Cust)	(Minor)
		survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)
UNIF TRF MIN ACT—
Custodian (until age )
			(Cust)	(Minor)
under Uniform Transfers to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

fully-paid Ordinary Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer and register the said shares on the Register of Members of the within named Corporation.

Dated:	20
Signature:
Signature:
Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

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  Exhibit 4.1